UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rio Robles

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 24, 2012, Mr. Joseph LaValle, Vice President of Sales of Immersion Corporation (the “Company”) informed the Company of his intent to retire effective January 2, 2013.

Mr. Dennis Sheehan, the Company’s current Vice President of Marketing, will assume the role of Senior Vice President of Sales and Marketing effective October 1, 2012.

(e)

Separation Agreement with Mr. LaValle

Immersion and Mr. LaValle are parties to a Retention and Ownership Change Event Agreement dated September 3, 2010 (the “Retention Agreement”). Immersion and Mr. LaValle agreed that his retirement shall be treated as a termination without “Cause” under the Retention Agreement. Under the Retention Agreement, Mr. LaValle would be entitled to receive a severance payment in the amount of 6 months of salary, payment of COBRA premiums for 6 months and immediate vesting in fifty percent of his then unvested company equity awards.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012	IMMERSION CORPORATION

	By:	/s/ Amie Peters
Amie Peters
General Counsel